Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tritium DCFC Limited of our report dated September 23, 2022 relating to the financial statements, which appears in Tritium DCFC Limited’s Annual Report on Form 20-F for the year ended June 30, 2022.

/s/ PricewaterhouseCoopers

Brisbane, Australia

March 10, 2023